Exhibit 1.1

FORM OF UNDERWRITING AGREEMENT

EPAM Systems, Inc.

             Shares

Common Stock

($         par value)

Underwriting Agreement

New York, New York

February [    ], 2012

Citigroup Global Markets Inc.

UBS Securities LLC

Barclays Capital Inc.

Renaissance Securities (Cyprus) Limited

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

EPAM Systems, Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, [            ] shares of common stock, $0.001 par value (“Common Stock”) of the Company, and the persons named in Schedule II hereto (the “Selling Stockholders”) propose to sell to the several Underwriters [                ] shares of Common Stock (said shares to be issued and sold by the Company and shares to be sold by the Selling Stockholders collectively being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to [                    ] additional shares of Common Stock to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 20 hereof.

1. Representations and Warranties.

(i) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company has prepared and filed with the Commission a registration statement (file number 333-174827) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except as otherwise required by law and after consultation with the Representatives, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall, except as otherwise required by law and after consultation with the Representatives, contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b)(i) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder and (ii) on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(c)(i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole and (ii) each electronic road show when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d)(i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement on file at the time of issuance of such Issuer Free Writing Prospectus, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(f) Each of the Company and its material subsidiaries listed on Exhibit 21.1 of the Registration Statement (the “Material Subsidiaries”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except as would not have a Material Adverse Effect.

(g) All the outstanding shares of capital stock of each Material Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock of the Material Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(h) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Disclosure Package contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Preliminary Prospectus and the Prospectus under the heading “Material U.S.

Federal Tax Considerations for Non-U.S. Holders of Common Stock” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(i) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

(j) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus, except as would not have a Material Adverse Effect or an adverse effect on the consummation of the transactions contemplated hereby.

(k) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the certificate of incorporation or by-laws, or the equivalent thereof, of (x) the Company or (y) any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except in the case of clause (i)(y), (ii) or (iii), such as could not reasonably be expected to have a Material Adverse Effect or an adverse effect on consummation of the transactions contemplated hereby.

(l) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement except such as are being exercised in connection with sales of Common Stock hereunder by the Selling Stockholders, or such as have been waived.

(m) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in all material respects in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Consolidated Financial and Other Data” in the Preliminary Prospectus, the Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the information included therein.

(n) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(o) Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted except as would not have a Material Adverse Effect.

(p) Neither the Company nor any subsidiary is in violation or default of (i) any provision of its certificate of incorporation or bylaws, or the equivalent thereof, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except with respect to any subsidiary (and its properties), and except with respect to the Company (and its properties) in the case of clauses (ii) and (iii), as would not have a Material Adverse Effect.

(q) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(r) The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty (i) that is currently being contested in good faith and for which adequate reserves have been created in accordance with GAAP or (ii) as would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(s) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(t) Except in each case as would not have a Material Adverse Effect or as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto): the Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for. Neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have Material Adverse Effect.

(u) No Material Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Material Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Material Subsidiary from the Company or from transferring any of such Material Subsidiary’s property or assets to the Company or any other Material Subsidiary of the Company, except as in each case as would not have a Material Adverse Effect, and except as described in or contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(v) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except in each case the lack of which would not have a Material Adverse Effect and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or other authorization which, singly or in the aggregate would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(w) The Company maintains a consolidated system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s consolidated internal controls over financial reporting are effective and the Company is not aware of any material weakness in its consolidated internal controls over financial reporting.

(x) The Company maintains consolidated “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(y) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(z) Except in each case as could not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto). Except as set forth in the Disclosure Package and the Prospectus, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(aa) None of the following events has occurred or exists, except in each case as would not have a Material Adverse Effect: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries. None of the following events has occurred or is reasonably likely to occur, except in each case as would not have a Material Adverse Effect: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(bb) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans.

(cc) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(dd) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ee) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently identified on any list of prohibited persons or entities maintained by the European Union, the United Nations or the United States (“Restricted Persons”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, to support activities in or with countries sanctioned by said authorities or with individuals or entities sanctioned by said authorities or with any Restricted Person.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(ii) Each Selling Stockholder severally and not jointly represents and warrants to, and agrees with, each Underwriter that:

(a) Such Selling Stockholder is the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and has duly endorsed such Securities in blank, and has full power and authority to sell its interest in the Securities, and, assuming that each Underwriter acquires its interest in the Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be successfully asserted against such Underwriter with respect to such Securities.

(b) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c) Certificates in negotiable form or book entry securities entitlements for such Selling Stockholder’s Securities have been placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement and Power of Attorney duly authorized (if applicable), executed and delivered by such Selling Stockholder, in the form heretofore furnished to you (the “Custody Agreement” and “Power of Attorney”, as applicable) with American Stock Transfer & Trust Company, LLC, as Custodian (the “Custodian”); the Securities represented by the certificates or securities entitlements so held in custody for such Selling Stockholder are subject to the interests hereunder of the Underwriters; the arrangements for custody and delivery of such certificates, made by such Selling Stockholder hereunder and under the Custody Agreement, are not subject to termination by any acts of such Selling Stockholder, or by operation of law, whether by the death or incapacity of such Selling Stockholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of such Securities hereunder, certificates or book-entry securities entitlements for the Securities will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

(d) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

(e) Neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under (i) any law or the charter or by-laws, or the equivalent thereof, of such Selling Stockholder or (ii) the terms of any indenture or other agreement or instrument to which such Selling Stockholder or any of its subsidiaries is a party or bound or (iii) any judgment, order or decree applicable to such Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or any of its subsidiaries; except for such conflicts, breaches, violations, or defaults, in the case of clause (ii), as would not impair in any material respect the ability of such Selling Stockholder to fulfill its obligations under this Agreement, the Power of Attorney or the Custody Agreement.

(f) Such Selling Stockholder is familiar with the Disclosure Package and Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Disclosure Package and the Prospectus or any supplement thereto which has adversely affected or may adversely affect the business of the Company or any of its subsidiaries; and the sale of Securities by such Selling Stockholder pursuant hereto is not prompted by any material information concerning the Company or any of its subsidiaries which is not set forth in the Disclosure Package and the Prospectus.

(g) In respect of any statements in or omissions from the Registration Statement, the Prospectus, the Preliminary Prospectus or any Free Writing Prospectus or any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, made in reliance upon and in conformity with information furnished in writing to the Company by any Selling Stockholder specifically for use in connection with the preparation thereof (the “Selling Stockholder Information,” it being understood and agreed that Selling Stockholder Information consists only of (A) the legal name, address and the number of shares of Common Stock owned by such Selling Stockholder, and (B) the other information with respect to such Selling Stockholder (excluding percentages) which appear in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders”), such Selling Stockholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraphs (i)(b)(ii) and (i)(c) of this Section.

Any certificate signed by any officer of any Selling Stockholder or any Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Selling Stockholders agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders, at a purchase price of $[            ] per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [            ] Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable to the Underwritten Securities but not payable on the Option Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on [            ], 2012, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company and each of the Selling Stockholders to or upon the order of the Company and the Selling Stockholders by wire transfer payable in same-day funds to the accounts specified by the Company and the Selling Stockholders. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements.

(i) The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you or your counsel a copy for review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will use its reasonable best efforts to arrange for, if necessary, and with the cooperation of the Underwriters, the qualification of the Securities for sale under the laws of such jurisdictions as requested by the Representatives after consultation with the Company and will use its best efforts to maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, or subject itself to taxation in excess of a nominal dollar amount, in any jurisdiction where it is not now so subject.

(g) The Company will not, without the prior written consent of each of Citigroup Global Markets Inc., UBS Securities LLC and Barclays Capital Inc. (each a “Lock-Up Agent” and collectively, the “Lock-Up Agents”), offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement, provided, however, that (i) the Company may issue and sell the Securities to the Underwriters hereunder, (ii) the Company may issue and grant or sell shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock pursuant to any equity option plan, equity ownership plan or dividend reinvestment plan of the Company described in the Disclosure Package, (iii) the Company may issue shares of Common Stock issuable upon the conversion of securities or the exercise of options or warrants outstanding at the Execution Time, (iv) the Company may file one or more registration statements on Form S-8; (v) the Company may issue shares of Common Stock pursuant to and in accordance with the asset purchase agreement dated as of August 20, 2010 by and between Instant Information Inc. and the Company and (vi) the Company may offer, issue and sell shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock in connection with any acquisition or strategic investment (including any joint venture, strategic alliance or partnership) as long as (x) the aggregate number of shares of Common Stock issued or issuable does not exceed 10% of the number of shares of Common

Stock outstanding immediately after the issuance and sale of the Securities, and (y) each recipient of any such shares or other securities executes a lock-up letter substantially the same as those described in Section 6(l) hereof in favor of the Lock-Up Agents for the remainder of such 180-day restricted period, as extended pursuant to the next sentence if applicable. Notwithstanding the foregoing, if (x) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lock-up letters described in Section 6(l) hereof with prior notice of any such announcement that gives rise to an extension of the restricted period.

(h)(i) if each of the Lock-Up Agents agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(l) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two Business Days before the effective date of the release or waiver, and (ii) each of the Lock-Up Agents agrees that at least three Business Days before the effective date of any release or waiver of the restrictions set forth in a lock-up letter described in Section 6(l) hereof or (b) the effective date of any release or waiver of the restrictions set forth in Sections 5(i)(g) and 5(ii)(a) of this Agreement, Citigroup Global Markets Inc., on behalf of the Lock-Up Agents, will notify any Representative who is not a Lock-Up Agent of the impending release or waiver, and (iii) the Company agrees that, upon the receipt of any solicitation or request for release from or waiver of (a) a lock-up letter described in Section 6(l) hereof or (b) the restrictions set forth in Sections 5(i)(g) and 5(ii)(a) of this Agreement, the Company will notify any Representative who is not a Lock-Up Agent of the solicitation or request at the same time it notifies the Lock-Up Agents of such solicitation or request.

(i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance, and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities (provided that the Company shall be responsible for half of the cost of any aircraft chartered in connection with the “road show” for the Securities and the Underwriters shall be responsible for the balance); (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders (other than any fees and expenses of local United Kingdom and Belarus counsel from which the Representatives have requested an opinion with respect to the Company or its subsidiaries, for which the Underwriters shall reimburse the Company); and (x) all other costs and expenses incident to the performance by the Company and the Selling Stockholders of their obligations hereunder. The preceding sentence shall not supersede any other agreement among the Company and the Selling Stockholders as to the allocation of expenses among themselves.

(k) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto [and any electronic road show]. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free

Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(l) For a period of 165 days after the date of this Agreement, the Company will not, without the prior written consent of the Lock-Up Agents, release any stockholders of the Company from the restrictions on the transfer of Common Stock set forth in Section 2.12 of the Company’s Amended and Restated Registration Rights Agreement dated as of February 19, 2008 and Section 2.12 of the Company’s Registration Rights Agreement dated as of April 26, 2010.

(ii) Each Selling Stockholder agrees with the several Underwriters that:

(a) Such Selling Stockholder will not, without the prior written consent of each of the Lock-Up Agents, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Selling Stockholder or any affiliate of the Selling Stockholder or any person in privity with the Selling Stockholder or any affiliate of the Selling Stockholder) directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement (the “Selling Stockholder Lock-Up Period”), other than under circumstances permitted pursuant to the lock-up letter agreement previously executed by such Selling Stockholder or its affiliate and delivered to Citigroup Global Markets Inc; provided however that the restrictions described in this Section 5(ii)(a) not apply to (i) the sale of the Securities by such Selling Stockholder to the Underwriters herunder; (ii) the sale of shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock purchased by such Selling Stockholder on the open market following the completion of the offering of the Securities as contemplated by this Agreement; provided that (A) such sales are not required to be reported in any filing under Section 16(a) of the Exchange Act (other than a filing on Form 5 after the expiration of the Selling Stockholder Lock-Up Period), or otherwise reported to the Commission and (B) such Selling Stockholder does not otherwise voluntarily effect any such report during the Selling Stockholder Lock-Up Period; or (iii) the transfer of shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock: (A) as a bona fide gift or gifts, including as a result of the operation of law or estate or intestate succession; or (B) if such Selling Stockholder is a natural person, to a member of the immediate family of such Selling Stockholder (for purposes of this letter agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin, and shall include any former spouse); or if such Selling Stockholder is a natural person, to any trust or other entity for the direct or indirect benefit of the undersigned or the immediate family of such Selling Stockholder; or (C) if such Selling Stockholder is a natural person, to a corporation, partnership, limited liability company or other entity of which such Selling Stockholder and the immediate family of such Selling Stockholder are the direct or indirect legal and beneficial owners of all the outstanding equity securities or similar interests of such corporation, partnership, limited liability company or other entity; or (D) if such Selling Stockholder is a corporation, partnership, limited liability company or other entity, to any trust or other entity for the direct or indirect benefit of the undersigned or any affiliate, wholly-owned subsidiary, limited partner, member or stockholder of such Selling Stockholder; or (E) if such Selling Stockholder is a corporation, partnership, limited liability company or other entity, to a corporation, partnership, limited liability company or other entity of which Such Selling Stockholder and any affiliate, wholly-owned subsidiary, limited partner, member or stockholder of such Selling Stockholder are the direct or indirect legal and beneficial owners of all the outstanding equity securities or similar interests of such corporation, partnership, limited liability company or other entity; or (F) as a distribution to any affiliate, wholly-owned subsidiary, limited partner, member or stockholder of such Selling Stockholder; provided that in the case of any transfer pursuant to Section (5)(ii)(a)(iii) above, (w) such Selling Stockholder receives and delivers to the Lock-Up Agents a signed lock-up agreement substantially in the form attached as Exhibit A hereto for the balance of the Selling Stockholder Lock-Up Period from each donee, trustee, distributee or transferee, as the case may be, (x) any such transfer shall not involve a disposition for value, (y) a reduction in beneficial ownership of shares of Common Stock is not required to be reported in any filing under Section 16(a) of the Exchange Act (other than a filing on Form 5 after the expiration of the Selling Stockholder Lock-Up Period), or otherwise reported to the Commission during the Selling Stockholder Lock-Up Period and (z) such Selling Stockholder does not otherwise voluntarily effect any such report during the Selling Stockholder Lock-Up Period; or (iv) any transfer of shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock to any immediate family of such Selling Stockholder or to a trust or other entity for the direct or indirect benefit of such immediate family of such Selling Stockholder to comply with the provisions of (i) any order or settlement resulting from any legal proceeding or (ii) any trust that is irrevocable upon the date of this letter; provided that in the case of any such transfer, unless the provisions of such order, settlement or trust otherwise require, the undersigned receives and delivers to the Lock-Up Agents a signed lock-up agreement substantially in the form of attached as Exhibit A hereto for the balance of the Selling Stockholder Lock-Up Period from each transferee; or (v)

the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock during the Selling Stockholder Lock-Up Period and, other than any filing required to be made pursuant to Section 13 or Section 16 of the Exchange Act, no public announcement of the establishment or existence of such plan and no filing with the Commission or other regulatory authority in respect of such plan or transactions thereunder or contemplated thereby, by such Selling Stockholder, the Company or any other person, shall be made by such Selling Stockholder, the Company or any other person, prior to the expiration of the Selling Stockholder Lock-Up Period; or (vi) the exercise by such Selling Stockholder of options or warrants to purchase shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock or the vesting, delivery or settlement of shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock or other awards and the receipt by such Selling Stockholder from the Company of shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock thereunder; or (vii) dispositions of shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock to the Company in a transaction exempt from Section 16(b) of the Exchange Act in connection with the exercise of options or warrants to purchase shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock or the vesting, delivery or settlement of shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock in order to pay or provide for any taxes due on such exercise, vesting, delivery or settlement, or to pay the exercise price thereof; provided that in the case of any disposition pursuant to this Section (5)(ii)(a)(vii), (x) a reduction in beneficial ownership of shares of Common Stock is not required to be reported in any filing under Section 16(a) of the Exchange Act (other than a filing on Form 5 after the expiration of the Selling Stockholder Lock-Up Period), or otherwise reported to the Commission during the Selling Stockholder Lock-Up Period and (y) such Selling Stockholder does not otherwise voluntarily effect any such report during the Selling Stockholder Lock-Up Period; or (viii) dispositions of shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock to the Company in a transaction exempt from Section 16(b) of the Exchange Act in connection with the exercise of options or warrants to purchase shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock or the vesting, delivery or settlement of shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock in order to pay or provide for any taxes due on such exercise, vesting, delivery or settlement, or to pay the exercise price thereof; provided that in the case of any disposition pursuant to this Section (5)(ii)(a)(viii), such disposition occurs in connection with or following the termination of the undersigned’s employment by or service to the Company or any of its affiliates. Notwithstanding the foregoing, if (x) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(b) Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c) Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any material change in information in the Registration Statement, the Prospectus the Preliminary Prospectus or any Free Writing Prospectus or any amendment or supplement thereto relating to such Selling Stockholder.

(d) Such Selling Stockholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.

(e) Such Selling Stockholder will comply with the agreement contained in Section 5(i)(j).

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Davis Polk & Wardwell LLP, counsel for the Company, to have furnished to the Representatives (i) their opinion, dated the Closing Date and addressed to the Representatives, substantially to the effect set forth in Exhibit C hereto and (ii) a letter, dated the Closing Date and addressed to the Representatives, substantially to the effect set forth in Exhibit D hereto.

(c) The Company shall have requested and caused Ginger Mosier, General Counsel for the Company, to have furnished to the Representatives her opinion, dated the Closing Date and addressed to the Representatives, substantially to the effect set forth in Exhibit E hereto.

(d) The Selling Stockholders shall have requested and caused Whalen LLP, counsel for the Selling Stockholders, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Representatives, substantially to the effect set forth in Exhibit F hereto.

(e) The Company shall have requested and caused [•] and [•], local Belarus and United Kingdom counsel for the Company, to have furnished to the Representatives her opinion, dated the Closing Date and addressed to the Representatives, substantially to the effect set forth in Exhibit G-1 and G-2 hereto.

In rendering such opinions set forth in Sections 6(b) to (e), such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of Delaware and New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Selling Stockholders and public officials.

(f) The Representatives shall have received from Latham & Watkins, LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g) The Company shall have furnished to the Representatives a certificate of the Company, signed by its principal executive officer and principal financial officer, dated the Closing Date, to the effect that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(h) Each Selling Stockholder shall have furnished to the Representatives a certificate, signed by an officer or authorized signatory of such Selling Stockholder, dated the Closing Date, to the effect that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date, and that each Selling Stockholder has complied with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(i) The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives substantially to the effect set forth in Exhibit H hereto.

(j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(k) The Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representatives.

(l) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company and the Selling Stockholders, addressed to the Representatives.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company and each Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Latham & Watkins, counsel for the Underwriters, at 885 Third Avenue, New York, NY 10022, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10(i) hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholders to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. If the Company is required to make any payments to the Underwriters under this Section 7 because of any Selling Stockholder’s refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 6, such Selling Stockholder shall reimburse the Company on demand for all amounts so paid.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Selling Stockholder severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Stockholder, if any, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to the Selling Stockholder Information furnished by such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have.

(c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of the Company’s directors, each of the Company’s officers who signs the Registration Statement, each person who controls the Company within the meaning of either the Act or the Exchange Act and each of the Selling Stockholders to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and each Selling Stockholder acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes no admission of fault and an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders, severally and not jointly, and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, one or more of the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Stockholders and by the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of the Selling Stockholders and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and by the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Selling Stockholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

(f) Notwithstanding anything herein to the contrary, the liability of each Selling Stockholder under such Selling Stockholder’s representations and warranties contained in Section 1 hereof, under the indemnity and contribution agreements contained in this Section 8 or otherwise pursuant to this Agreement shall be limited to an amount equal to the initial public offering price of the Securities sold by such Selling Stockholder to the Underwriters. The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholders or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be emailed to Ilya_Cantor@epam.com, Ginger_Mosier@epam.com and Joseph.Hall@davispolk.com and confirmed to the Company at 41 University Drive, Suite 202, Newtown, PA 18940, attention Chief Financial Officer and General Counsel; or if sent to any Selling Stockholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule II hereto.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No fiduciary duty. The Company and the Selling Stockholders hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Selling Stockholders and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and the Selling Stockholders agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or any Selling Stockholder on related or other matters). The Company and the Selling Stockholders agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or any of the Selling Stockholders, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Company and the Selling Stockholders hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus dated [—], 2012 as generally distributed to investors and used in the offering of the Securities, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Material Adverse Effect” shall mean a material adverse effect on the financial condition, prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

“Preliminary Prospectus” shall mean any preliminary prospectus with respect to the offering of the Securities referred to in paragraph 1(i)(a) above included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholder(s) and the several Underwriters.

Very truly yours,

EPAM Systems, Inc.

By:
Name:
Title:

[Selling Stockholder]

By:
Name:
Title:

[Selling Stockholder]

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.

By:
Name:
Title:

UBS Securities LLC

By:
Name:
Title:

By:
Name:
Title:

Barclays Capital Inc.

By:
Name:
Title:

Renaissance Securities (Cyprus) Limited

By:
Name:
Title:

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.
UBS Securities LLC
Barclays Capital Inc.
Renaissance Securities (Cyprus) Limited
Stifel, Nicolaus & Company, Incorporated
Cowen and Company, LLC

Total

SCHEDULE II

Selling Stockholders:	Number of Underwritten Securities to be Sold
[name]
[name]

Total

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

[Form of Lock-Up Agreement]	EXHIBIT A

EPAM Systems, Inc.

Public Offering of Common Stock

July             , 2011

Citigroup Global Markets Inc.

UBS Securities LLC

Barclays Capital Inc.

Renaissance Securities (Cyprus) Limited

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between EPAM Systems, Inc., a Delaware corporation (the “Company”), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, $0.001 par value (the “Common Stock”), of the Company (the “Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., UBS Securities LLC and Barclays Capital Inc. (collectively, the “Lock-Up Agents”), offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the “Exchange Act”) with respect to, any shares of Common Stock of the Company or any securities convertible into, or exercisable or exchangeable for such Common Stock (the “Lock-Up Securities”), or publicly announce an intention to effect any such transaction, from the date hereof and ending 180 days after the date of the Underwriting Agreement (the “Lock-Up Period”). If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed shares of Common Stock the undersigned may purchase in the Offering. In addition, the undersigned agrees that, without the prior written consent of the Lock-Up Agents, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to (other than piggyback registration rights, if any) the registration of any Lock-Up Securities or the filing of any registration statement with respect thereto. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with the foregoing restrictions.

If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this letter agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Lock-Up Agents waive, in writing, such extension. The undersigned hereby acknowledges that the Company will agree in the Underwriting Agreement to provide written notice to the undersigned of any event that would result in an extension of the Lock-Up Period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.

Notwithstanding anything contained herein to the contrary, the restrictions described in this letter agreement shall not apply to:

A.	the sale of the Lock-Up Securities by the undersigned to the Underwriters in the Offering pursuant to the Underwriting Agreement; or

B.	the sale of the Lock-Up Securities purchased by the undersigned on the open market following the completion of the Offering; provided that (i) such sales are not required to be reported in any filing under Section 16(a) of the Exchange Act (other than a filing on Form 5 after the expiration of the Lock-Up Period), or otherwise reported to the Securities and Exchange Commission and (ii) the undersigned does not otherwise voluntarily effect any such report during the Lock-Up Period; or

C.	the transfer of the Lock-Up Securities:

(i)	as a bona fide gift or gifts, including as a result of the operation of law or estate or intestate succession; or

(ii)	if the undersigned is a natural person, to a member of the immediate family of the undersigned (for purposes of this letter agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin, and shall include any former spouse); or

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(iii)	if the undersigned is a natural person, to any trust or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; or

(iv)	if the undersigned is a natural person, to a corporation, partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the direct or indirect legal and beneficial owners of all the outstanding equity securities or similar interests of such corporation, partnership, limited liability company or other entity; or

(v)	if the undersigned is a corporation, partnership, limited liability company or other entity, to any trust or other entity for the direct or indirect benefit of the undersigned or any affiliate, wholly-owned subsidiary, limited partner, member or stockholder of the undersigned; or

(vi)	if the undersigned is a corporation, partnership, limited liability company or other entity, to a corporation, partnership, limited liability company or other entity of which the undersigned and any affiliate, wholly-owned subsidiary, limited partner, member or stockholder of the undersigned are the direct or indirect legal and beneficial owners of all the outstanding equity securities or similar interests of such corporation, partnership, limited liability company or other entity; or

(vii)	as a distribution to any affiliate, wholly-owned subsidiary, limited partner, member or stockholder of the undersigned;

provided that in the case of any transfer pursuant to clauses C(i) through C(vii) above, (a) the undersigned receives and delivers to the Lock-Up Agents a signed lock-up agreement substantially in the form of this letter agreement for the balance of the Lock-Up Period from each donee, trustee, distributee or transferee, as the case may be, (b) any such transfer shall not involve a disposition for value, (c) a reduction in beneficial ownership of shares of Common Stock is not required to be reported in any filing under Section 16(a) of the Exchange Act (other than a filing on Form 5 after the expiration of the Lock-Up Period), or otherwise reported to the Securities and Exchange Commission during the Lock-Up Period and (d) the undersigned does not otherwise voluntarily effect any such report during the Lock-Up Period; or

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D.	any transfer of Lock-Up Securities to any immediate family of the undersigned or to a trust or other entity for the direct or indirect benefit of such immediate family of the undersigned to comply with the provisions of (i) any order or settlement resulting from any legal proceeding or (ii) any trust that is irrevocable upon the date of this letter; provided that in the case of any such transfer, unless the provisions of such order, settlement or trust otherwise require, the undersigned receives and delivers to the Lock-Up Agents a signed lock-up agreement substantially in the form of this letter agreement for the balance of the Lock-Up Period from each transferee; or

E.	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Lock-Up Securities during the Lock-Up Period and, other than any filing required to be made pursuant to Section 13 or Section 16 of the Exchange Act, no public announcement of the establishment or existence of such plan and no filing with the Securities and Exchange Commission or other regulatory authority in respect of such plan or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be made by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period; or

F.	the exercise by the undersigned of options or warrants to purchase Lock-Up Securities or the vesting, delivery or settlement of Lock-Up Securities or other awards and the receipt by the undersigned from the Company of Lock-Up Securities thereunder; or

G.	dispositions of Lock-Up Securities to the Company in a transaction exempt from Section 16(b) of the Exchange Act in connection with the exercise of options or warrants to purchase Lock-Up Securities or the vesting, delivery or settlement of Lock-Up Securities in order to pay or provide for any taxes due on such exercise, vesting, delivery or settlement, or to pay the exercise price thereof; provided that in the case of any disposition pursuant to clause G, (a) a reduction in beneficial ownership of shares of Common Stock is not required to be reported in any filing under Section 16(a) of the Exchange Act (other than a filing on Form 5 after the expiration of the Lock-Up Period), or otherwise reported to the Securities and Exchange Commission during the Lock-Up Period and (b) the undersigned does not otherwise voluntarily effect any such report during the Lock-Up Period; or

H.	dispositions of Lock-Up Securities to the Company in a transaction exempt from Section 16(b) of the Exchange Act in connection with the exercise of options or warrants to purchase Lock-Up Securities or the vesting, delivery or settlement of Lock-Up Securities in order to pay or provide for any taxes due on such exercise, vesting, delivery or settlement, or to pay the exercise price thereof; provided that in the case of any disposition pursuant to clause H, such disposition occurs in connection with or following the termination of the undersigned’s employment by or service to the Company or any of its affiliates.

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The undersigned hereby agrees that delivery of this letter agreement to the undersigned satisfies any notice requirement with respect to the filing of the registration statement for the Offering pursuant to the Amended and Restated Registration Rights Agreement with the Company dated as of February 19, 2008 and the Registration Rights Agreement with the Company dated as of April 26, 2010 (collectively, the “Registration Rights Agreements”), and the Second Amended and Restated Shareholders Agreement with the Company dated as of April 26, 2010 (together with the Registration Rights Agreements, the “Agreements”), and without prejudice to any piggyback registration rights the undersigned may have under the Registration Rights Agreements (but subject to the undersigned’s obligation not to demand any registration during the Lock-Up Period), the undersigned waives any tag-along rights, co-sale rights, or other similar rights under the Agreements, in each case to have any securities (debt or equity) included in the Offering or sold in connection with the sale of Common Stock pursuant to the Underwriting Agreement, any preemptive rights the undersigned may have with respect to the Offering under the Agreements, any rights of first refusal or rights of first offer the undersigned may have with respect to the Lock-Up Securities under the Agreements and any rights the undersigned may have under Section 2.12(a) of either Registration Rights Agreement.

Notwithstanding the foregoing, if and only if the undersigned previously had any rights under Section 2.12(a) of either Registration Rights Agreement, to the extent that the Lock-Up Agents release any Lock-Up Securities from the restrictions contained in any letter agreement (but not, for the avoidance of doubt, those contained in the Underwriting Agreement) which contains restrictions similar to those contained in this letter agreement, then the Lock-Up Agents shall simultaneously release a pro rata portion of the Lock-Up Securities subject to this letter agreement to the same extent (such that the percentage of shares released from this letter agreement is the same as the percentage of shares released under any other such letter agreement), unless the Company shall have confirmed to the Lock-Up Agents that such other release was due to reasons of economic hardship.

If the undersigned is an officer or director of the Company, (i) the Lock-Up Agents agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Lock-Up Agents will notify the Company of the impending release or waiver, and (ii) the Company will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Lock-Up Agents hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

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It is understood that, if the Company notifies the Lock-Up Agents in writing that it does not intend to proceed with the Offering, if the Offering is not completed on or before June 30, 2012 or if for any reason the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the letter agreement set forth above shall likewise be terminated and be of no further force and effect and the undersigned will be released from its obligations hereunder.

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Yours very truly,

By:

Printed Name of Stockholder, director or officer

Address:

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[Form of Press Release]	EXHIBIT B

EPAM Systems, Inc.

[            ], 2012

EPAM Systems, Inc. (the “Company”) announced today that Citigroup Global Markets Inc. UBS Securities LLC and Barclay’s Capital Inc., the release agents in the Company’s recent public sale of [            ] shares of common stock, are [waiving] [releasing] a lock-up restriction with respect to [            ] shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [            ], 2011, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

[Form of Waiver of Lock-up]	ADDENDUM

[Letterhead of CGMI]

EPAM Systems, Inc.

Public Offering of Common Stock

[            ], 2011

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by EPAM Systems, Inc. (the “Company”) of [            ] shares of common stock, $[            ] par value (the “Common Stock”), of the Company and the lock-up letter dated [            ], 2011 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [            ], 2011, with respect to [                ] shares of Common Stock (the “Shares”).

Citigroup Global Markets Inc., UBS Securities LLC and Barclays Capital Inc. hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [            ], 2011; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

Citigroup Global Markets Inc.

By:
Name:
Title:

UBS Securities LLC

By:
Name:
Title:

By:
Name:
Title:

Barclays Capital Inc.

By:
Name:
Title:

cc: Company

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EXHIBIT C

[Form of opinion of Davis Polk & Wardwell LLP]

EXHIBIT D

[Form of negative-assurance letter of Davis Polk & Wardwell LLP]

EXHIBIT E

[Form of General Counsel Opinion]

EXHIBIT F

[Form of Opinion of Whalen LLP]

EXHIBIT G

[Form of Local Counsel Opinion]

2

EXHIBIT H

[FORM OF COMFORT LETTER]

3